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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the individual option agreements executed in connection with the hiring of certain employees of ATS Medical, Inc. (the "Company") of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of ATS Medical, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
July 9, 2004